                              CONTROL DEVICES, INC.
                      CALCULATION OF EARNINGS PER SHARE               Exhibit 11
                (Amounts in thousands, except per share amounts)


                                                                                              Year Ended           Year Ended
Primary:                                                                                  December 31, 1997    December 31, 1996
                                                                                          -----------------    -----------------
Net income applicable to common shareholders                                                       $5,903               $4,066

Weighted average number of Common Shares outstanding:                                               6,620                4,202
Weighted average number of common shares equivalents options                                          200                   15

                                                                                          -----------------    -----------------
Weighted average number of common shares and equivalents options                                    6,819                4,217
                                                                                          =================    =================

Earnings per share - Primary                                                                        $0.87                $0.96



Fully Diluted:

Net income applicable to common shareholders                                                       $5,903               $4,066

Weighted average number of common shares and equivalents options                                    6,819                4,217
Weighted average number of common shares equivalents options assuming full dilution                   320                   41

                                                                                          -----------------    -----------------
Weighted average number of common shares and equivalents options assuming full dilution             6,939                4,243
                                                                                          =================    =================

Earnings per share - Fully diluted                                                                  $0.85                $0.96


                                                                                          Five Months Ended
Primary:                                                                                  December 31, 1995
                                                                                          -----------------
Net income applicable to common shareholders                                                       $3,194

Weighted average number of Common Shares outstanding:                                               3,419
Weighted average number of common shares equivalents options                                           -

                                                                                          -----------------
Weighted average number of common shares and equivalents options                                    3,419
                                                                                          =================

Earnings per share - Primary                                                                        $0.93



Fully Diluted:

Net income applicable to common shareholders                                                       $3,194

Weighted average number of common shares and equivalents options                                    3,419
Weighted average number of common shares equivalents options assuming full dilution

                                                                                          -----------------
Weighted average number of common shares and equivalents options assuming full dilution             3,419
                                                                                          =================

Earnings per share - Fully diluted                                                                  $0.93